EXHIBIT 4.8

                             STOCK PURCHASE WARRANT

         This Warrant is issued this 18 day of June, 1997, by DYNAGEN, INC., a Delaware corporation (the "Company"), to SIRROM CAPITAL CORPORATION, a Tennessee corporation (SIRROM CAPITAL CORPORATION and any subsequent assignee or transferee hereof are hereinafter referred to collectively as "Holder" or "Holders").


                                   AGREEMENT:

         1. ISSUANCE OF WARRANT; TERM. For and in consideration of SIRROM CAPITAL CORPORATION making a loan to the Company in an amount of Two Million and no/100ths Dollars ($2,000,000.00) pursuant to the terms of a secured promissory note of even date herewith (the "Note") and related loan agreement of even date herewith (the "Loan Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase 266,700 shares of the Company's common stock (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." This Warrant shall be exercisable at any time and from time to time from the date hereof until July 31, 2002.

         2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be One Cent ($.01).

         3.       EXERCISE.

                  (a) This Warrant may be  exercised  by the Holder  hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of One Thousand (1,000) Shares (or the balance of the Shares if less than such number), upon delivery of written notice of intent to exercise to the Company at the following address:
         99 Erie Street, Cambridge, Massachusetts 02139 or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder, (i) by certified or bank check, or (ii) by the surrender of the Note or portion thereof having an outstanding principal balance equal to the aggregate Exercise Price. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this Section at any time or from time to time prior to its expiration. In lieu of exercising this Warrant for cash, the Holder may elect to surrender a portion of this Warrant for conversion and to receive shares of Common Stock equal to the value of this Warrant (or the portion being cancelled, surrendered and converted) by surrender of this Warrant to the Company together with notice of such election. Upon such event, the Company shall issue to the Holder a number of shares of the Company's Common Stock computed by using the following formula:

                                     X = Y (A - B)
                                         ---------
                                             A

         Where: X = the number of shares of Common Stock to be issued to the Holder;

                  Y = the number of shares of Common Stock to otherwise be purchased under this Warrant;

                  A = the Fair  Market  Value of one share of the Common  Stock;
                  and

                  B = the Exercise Price of the Warrant (as adjusted to the date of the calculation).

                  Upon exercise of the Conversion Right with respect to a particular number of Shares, the Company shall deliver to the Holder, without payment by the Holder of any exercise price or any cash or other consideration, that number of Shares equal to the number computed using the above formula. No fractional shares shall be issuable upon exercise of the Conversion Right, and the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall round down to the nearest whole number the total number of shares to be issued. For purposes of this Section 3(a), the term "Fair Market Value" shall mean the average last sale price per share of Common Stock during the five (5) trading days immediately preceding the effective date of conversion. If the Common Stock is not publicly traded at such time, Fair Market Value shall be determined as follows:

                           (i) The Company and the Holder  shall each appoint an
                  independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, taking into consideration that such shares would constitute a minority interest, and would lack liquidity, and further assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

                           (ii) If the highest of the two appraisals is not more
                  than 10% more than the lowest of the appraisals, the Fair Market Value shall be the average of the two appraisals. If the highest of the two appraisals is 10% or more than the lowest of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser,




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                  regardless  of who  appoints  him or her,  shall have the same qualifications as the first two appraisers.

                           (iii) The Fair Market Value after the  appointment of
                  the third appraiser shall be the mean of the three appraisals.

                           (iv) The fees and expenses of the appraisers shall be
                  paid one-half by the Company and one-half by the Holder.

                  (b) Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

         4. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

                  (a) Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that Bass, Berry & Sims is acceptable counsel). Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO,




                                        3





                  OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

                  (b) The Company covenants and agrees that all Shares which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

                  (c) The Company covenants and agrees that it shall not sell any shares of the Company's capital stock at a price below the fair market value (as reasonably determined by the Company's board of directors) of such shares, without the prior written consent of the Holder hereof. In the event that the Company sells shares of the Company's capital stock in violation of this Section 4(c), the number of shares of Common Stock issuable upon exercise of this Warrant shall be equal to the product obtained by multiplying the number of shares then issuable pursuant to this Warrant prior to such sale by a fraction, the numerator of which shall be the product of (x) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance or sale, multiplied by (y) the fair market value immediately prior to such issuance or sale and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance or sale multiplied by the fair market value immediately prior to such issuance or sale, plus (ii) the aggregate amount of the consideration received by the Company upon such issuance or sale (as illustrated on Schedule I hereto).

         5. TRANSFER OF WARRANT. Subject to the provisions of Section 4 hereof, this Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Warrants under this Section.





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         6. WARRANT HOLDER NOT SHAREHOLDER; RIGHTS OFFERING. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering.

         7.       [INTENTIONALLY OMITTED]

         8.       ADJUSTMENT UPON CHANGES IN STOCK.

                  (a) If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event, occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such stock split, stock dividend, recapitalization, combination of shares, or other similar event. If any adjustment under this Section 8(a) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(a), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                  (b) If all or any portion of this Warrant shall be exercised subsequent to any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Company, or other similar event, occurring after the date hereof, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of securities of the Company or another entity, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to such merger, consolidation, exchange of shares, separation, reorganization or liquidation, or other similar event. If any adjustment under this
         Section 8(b) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. Whenever there shall be an adjustment pursuant to this Section 8(b), the Company shall forthwith notify the Holder or Holders of this Warrant of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.





                                        5





         9.       PUT AND SUBSTITUTION AGREEMENT.

                  (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "First Put") this Warrant for a period of 30 days immediately following three years from the date hereof, at a purchase price (the "First Purchase Price") equal to $667,000 or Holder may substitute this Warrant for that certain Stock Purchase Warrant of even date herewith issued by Superior Pharmaceutical Company, an Ohio corporation and wholly owned subsidiary of the Company (the "Subsidiary Warrant") ("First Right of Substitution").

                  (b) The Company shall pay to the Holder the First Purchase Price, in cash or certified or cashier's check, in exchange for the delivery to the Company of this Warrant within forty-five (45) days of the receipt of written notice, addressed as set forth in Section 3 hereto, from the Holder of its intention to exercise the First Put and stating the First Purchase Price in accordance with this Section 9.

                  (c) Neither the First Put nor the First Right of Substitution may be exercised by Holder if the fair market value of all of the Shares originally issuable pursuant to this Warrant is equal to or greater than $667,000 on the date three years from the date hereof.

                  (d) The fair market value of each share of Common Stock of the Company issuable pursuant to this Warrant shall be the average last sale price per share of Common Stock during the five (5) trading days preceding the date three (3) years from the date hereof or if the Common Stock is not publicly traded at such time shall be determined as follows:

                           (i) The Company and the Holder  shall each appoint an
                  independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, taking into consideration that such shares would constitute a minority interest, and would lack liquidity, and further assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

                           (ii) If the highest of the two appraisals is not more
                  than 10% more than the lowest of the appraisals, the fair market value shall be the average of the two appraisals. If the highest of the two appraisals is 10% or more than the lowest of the two appraisals, then a third appraiser shall be appointed by the two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.




                                        6






                           (iii) The fair market value after the  appointment of
                  the third appraiser shall be the mean of the three appraisals.

                           (iv) The fees and expenses of the appraisers shall be
                  paid one-half by the Company and one-half by the Holder.

         10.      PUT AND SUBSTITUTION AGREEMENT.

                  (a) The Company hereby irrevocably grants and issues to Holder the right and option to sell to the Company (the "Second Put") this Warrant for a period of 30 days immediately following five years from the date hereof, at a purchase price (the "Second Purchase Price") equal to $1,000,000 or substitute this Warrant for the Subsidiary Warrant ("Second Right of Substitution").

                  (b) The Company shall pay to the Holder the Second Purchase Price, in cash or certified or cashier's check, in exchange for the delivery to the Company of this Warrant within thirty (30) days of the receipt of written notice, addressed as set forth in Section 3 hereto, from the Holder of its intention to exercise the Second Put and stating the Second Purchase Price in accordance with this Section 10.

                  (c) Neither the Second Put nor the Second Right of Substitution may be exercised by Holder if the fair market value of all of the Shares originally issuable pursuant to this Warrant is equal to or greater than $1,000,000 on the date five years from the date hereof.

                  (d) The fair market value of each share of Common Stock of the Company issuable pursuant to this Warrant shall be the average last sale price per share of Common Stock during the five (5) trading days preceding the date five years from the date hereof or if the Common Stock is not publicly traded at such time shall be determined as follows:

                           (i) The Company and the Holder  shall each appoint an
                  independent, experienced appraiser who is a member of a recognized professional association of business appraisers. The two appraisers shall determine the value of the shares of Common Stock which would be issued upon the exercise of the Warrant, taking into consideration that such shares would constitute a minority interest, and would lack liquidity, and further assuming that the sale would be between a willing buyer and a willing seller, both of whom have full knowledge of the financial and other affairs of the Company, and neither of whom is under any compulsion to sell or to buy.

                           (ii) If the highest of the two appraisals is not more
                  than 10% more than the lowest of the appraisals, the fair market value shall be the average of the two appraisals. If the highest of the two appraisals is 10% or more than the lowest of the two appraisals, then a third appraiser shall be appointed by the




                                        7





                  two appraisers, and if they cannot agree on a third appraiser, the American Arbitration Association shall appoint the third appraiser. The third appraiser, regardless of who appoints him or her, shall have the same qualifications as the first two appraisers.

                           (iii) The fair market value after the  appointment of
                  the third appraiser shall be the mean of the three appraisals.

                           (iv) The fees and expenses of the appraisers shall be
                  paid one-half by the Company and one-half by the Holder.

         11.      REGISTRATION.

                  (a) The Company and the holders of the Shares agree that if at any time after the date hereof the Company shall propose to file a registration statement with respect to the underwritten issuance and sale by the Company of any of its Common Stock on a form suitable for a secondary offering, it will give notice in writing to such effect to the registered holder(s) of the Shares at least thirty (30) days prior to such filing, and, at the written request of any such registered holder, made within five (5) business after the receipt of such notice, will include therein at the Company's cost and expense (including the fees and expenses of counsel to such holder(s), but excluding underwriting discounts, commissions and filing fees attributable to the Shares included therein) such of the Shares as such holder(s) shall request; provided, however, that if the offering being registered by the Company is underwritten and if the representative of the underwriters certifies in writing that the inclusion therein of the Shares would materially and adversely affect the sale of the securities to be sold by the Company thereunder, then the Company shall be required to include in the offering only that number of securities, including the Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder, but in no event shall the total number of Shares included in the offering be less than the number of securities included in the offering by any other single selling shareholder).

                  (b) Whenever the Company undertakes to effect the registration of any of the Shares, the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the Securities and Exchange
                  Commission (the "Commission") a registration statement covering such Shares and use its best efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (A) the date when all Shares covered by the registration statement have been sold or (B) two hundred seventy (270) days from the effective date of the registration statement; provided, that before filing a




                                        8





                  registration statement or prospectus or any amendment or supplements thereto, the Company will furnish to each Holder of Shares covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters, and the Company will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if (A) the underwriters, if any, shall reasonably object to such filing or (B) if information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object.

                           (ii) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 11(b)(i) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the Securities Act.

                           (iii) Furnish to the selling  Holder(s)  such numbers
                  of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of the Shares owned by them.

                           (iv) Use its best  efforts to  register  and  qualify
                  under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Shares owned by such Holder, in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) Promptly notify each selling Holder of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading and




                                        9





                  the Holder(s) shall suspend trading at the request of the Company if upon advice of counsel to the Company, such suspension is advisable.

                           (vi) Provide a transfer  agent and  registrar for all
                  such Shares not later than the effective date of such registration statement.

                           (vii) Enter into such customary agreements (including
                  underwriting agreements in customary form for a primary offering) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares (including, without limitation, effecting a stock split or a combination of shares).

                           (viii) Make  available for  inspection by any selling
                  Holder or any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                           (ix) Promptly notify the selling Holder(s) and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (A) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (B) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (C) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purposes and the Holder(s) shall suspend trading at the request of the Company if upon the advice of counsel to the Company, such suspension is advisable.

                           (x) Make every reasonable effort to prevent the entry
                  of any order suspending the effectiveness of the registration statement and obtain at the earliest possible moment the withdrawal of any such order, if entered.

                           (xi) Cooperate with the selling Holder(s) and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends, and enable such




                                       10





                  Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of the Shares to the underwriters.

                           (xii) Provide a CUSIP number for all the Shares not later than the effective date of the registration statement.

                           (xiii)   [INTENTIONALLY OMITTED]

                           (xiv) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which the Shares are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter of the Company commencing after the effective date of the registration statement, which statements shall cover such twelve-month periods.

                  (c) The Company's  obligations  under Section 11(a) above with respect to each holder of Shares are expressly conditioned upon such holder's furnishing to the Company in writing such information concerning such holder and the terms of such holder's proposed offering as the Company shall reasonably request for inclusion in the registration statement. If any registration statement including any of the Shares is filed, then the Company shall indemnify each holder thereof (and each underwriter for such holder and each person, if any, who controls such underwriter within the meaning of the Securities Act) from any loss, claim, damage or liability arising out of, based upon or in any way relating to any untrue statement of a material fact contained in such registration statement or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except for any such statement or omission based on information furnished in writing by such holder of the Shares expressly for use in connection with such registration statement; and such holder shall indemnify the Company (and each of its officers and directors who has signed such registration statement, each director, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter for the Company and each person, if any, who controls such underwriter within the meaning of the Securities Act) and each other such holder against any loss, claim, damage or liability arising from any such statement or omission which was made in reliance upon information furnished in writing to the Company by such holder of the Shares expressly for use in connection with such registration statement.

                  (d) For purposes of this Section 11, all of the Shares shall be deemed to be issued and outstanding.





                                       11





                  (e) The rights contained in this Section 11 shall expire as to any holder of Shares that is able to sell Shares pursuant to Rule 144 under the Securities Act.

         12. CERTAIN NOTICES. In case at any time the Company shall propose to:

                  (a)      declare any cash dividend upon its Common Stock;

                  (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or other rights;

                  (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation; or

                  (e) voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

         then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         13. EQUITY PARTICIPATION. This Warrant is issued in connection with the Loan Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. ss.47-24-101, et seq. and that such equity participation be permitted under said statutes and not constitute interest on the Note. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Loan Agreement, or any other agreement or document executed in connection with the Loan Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event




                                       12





         shall there occur, under this Warrant, the Loan Agreement, or any other document or instrument executed in connection with the Loan Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Note.

         14. GOVERNING LAW. This warrant shall be governed by the laws of the State of Tennessee applicable to agreements made entirely within the State.

         15. SEVERABILITY. If any provision(s) of this Warrant or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         16. COUNTERPARTS. This Warrant may be executed in any number of counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

         17. JURISDICTION AND VENUE. The Company hereby consents to the jurisdiction of the courts of the State of Tennessee and the United States District Court for the Middle District of Tennessee, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts.






                                       13





         IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

                                           DYNAGEN, INC., a Delaware corporation


                                           By:    /s/ Dhananjay G. Wadekar
                                                  -----------------------------
                                           Title: Executive Vice President
                                                  -----------------------------


                                           SIRROM CAPITAL CORPORATION, a
                                           Tennessee corporation



                                           By:     /s/ [Illegible}
                                                  -----------------------------
                                           Title:  Vice President
                                                  -----------------------------






                                       14




                                   SCHEDULE I

                     ILLUSTRATION OF ANTI-DILUTION PROVISION


Assumptions:

Outstanding Common Stock:           100,000 Shares
(fully diluted)

Fair Market Value per share:        $10

New Issuance:                       20,000 Shares

New Issue Price (all in)            $8

Debt Warrant:                       10,000 Shares

FMV of Warrant Shares:              $100,000 ($10 x 10,000 shares)

Formula:

         10,000  x             (120,000 x $10)
                       ---------------------------------
                       (100,000 x $10)  +  (20,000 x $8)

         10,000  x   1,200,000
                     ---------
                     1,160,000

         10,000  x  1.0345

Adjusted No. of Warrant Shares:     10,344.83

Percentage of Outstanding: 10,344.83  =  0.0862
                           ---------
                            120,000

FMV of Adj. Warrant Shares: .0862  x  1,160,000  =  $100,000





                                       15